UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 27, 2005

                            FIRST SOUTH BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         VIRGINIA                          0-22219               56-1999749
-------------------------------          ------------        -------------------
(State or other jurisdiction of          (Commission            (IRS Employer
 incorporation or organization)          File Number)        Identification No.)


1311 Carolina Avenue, Washington, North Carolina                     27889
-------------------------------------------------                  ----------
(Address of principal executive offices)                           (Zip Code)

                 (252) 946-4178 (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement

         Effective January 27, 2005 (the "Effective Date"), First South Bancorp, Inc. (the "Company") and First South Bank (the "Bank") entered into a Change-in-Control Protective Agreement (the "Protective Agreement") with Robert
E. Branch (the "Executive") in connection with his appointment as an executive officer. The Protective Agreement replaced a Change-in-Control Protective Agreement entered into among the Company, the Bank and the Executive in 2003.

         The Protective Agreement will terminate on the earlier of (a) 24 months following the Effective Date or (b) the date on which the Executive terminates employment with the Bank, provided that his rights under the Protective Agreements will continue following termination of employment if the Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the Protective Agreement, the term of the Protective Agreement may be extended for an additional one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Protective Agreement should be extended.

         The Protective Agreement provides that the Executive shall be entitled to collect certain severance benefits in the event that (i) he voluntarily terminates employment for any reason within the 30 days following a change in control; (ii) he voluntarily terminates employment within 90 days after an event that occurs during the "Protected Period" and that constitutes "Good Reason," or
(iii) the Bank, the Company or their successors terminate the Executive's employment during the Protected Period for any reason other than for just cause. Under such circumstances, the Executive would be paid within 10 days of the latter of such termination or the change in control an amount equal to 3.0 times the Executive's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code. In no event, however, can the severance benefit exceed the difference between (i) the Executive's Section 280G Maximum as defined in the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. The Protected Period is defined in the Protective Agreements as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the Protective Agreement. Good Reason is defined in the Protective Agreements as any one of the following events that has not been consented to in advance by the Executive in writing:
(i) requiring the Executive to move his personal residence perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing the Executive's base compensation as then in effect, (iii) failing to continue to provide the Executive with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive the Executive of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to the Executive which are materially different from those normally associated with his position; (v) materially diminishing the Executive's authority and responsibility; (vi) failing to reelect the Executive to the Board of Directors if he is serving on the Board on the date

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

         of the change in control; or (vii) materially reducing the secretarial or other administrative support of the Executive.

         A "Change in Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Protective Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office.

         The Protective Agreement provides that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the Protective Agreement that will be used to pay amounts owed to the Executive under the Protective Agreement. The amount to be paid to the Executive from this trust is determined according to the procedures outlined in the Protective Agreement, and any money not paid to the Executive is to be returned to the Bank. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that an Executive prevails over the Company or the Bank in a legal dispute as to his Protective Agreement, he will be reimbursed for his legal and other expenses.

         The Bank has entered into a Supplemental Income Plan Agreement (the "SIPA") with Robert E. Branch. Pursuant to the terms of SIPA, if Mr. Branch remains in the employment of the Bank until he attains the age of 65 (the "Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of $10,000 (the "SIPA Retirement Amount") per annum for a period of 5 years.

         In the event of Mr. Branch's death before the Retirement Date, the Bank shall make payments to his beneficiaries in the same manner as if he had retired. In the event that Mr. Branch terminates his service for reasons other than (i) "Termination of Protected Employment" (as defined below) following a change in control, or (ii) his death, and the termination occurs before he is entitled to receive payments, Mr. Branch shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 65 or prior death. This percentage will be based on Mr. Branch's full years of service after September 21, 2004, and increased in 10% increments (from 10% to 100%) for every year of service after September 21, 2004, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date, a "Termination of Protected Employment" occurs following a change in control, Mr. Branch shall be deemed to have retired as of his Retirement Date, and the Retirement Date shall be considered the date of the change in control.


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

         Under the SIPA, a "Termination of Protected Employment" occurs where
(i) the Employee is terminated without just cause; or (ii) the Employee voluntarily terminates employment for an event that constitutes "Good Reason." The term "Good Reason" has the same meaning as in the Protective Agreement.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         (c) On January 27, 2005, Robert E. Branch was appointed as Executive Vice President - Branch Administration and Chief Operating Officer of the Bank. The terms of Mr. Branch's Change in Control Severance Agreement with the Company and the Bank are discussed in Item 1.01 in this Current Report on Form 8-K and are incorporated herein by reference.

         Robert E. Branch, age 45, joined the Bank in 2003 as Senior Vice President and Area Executive in Raleigh, North Carolina and became Executive Vice President and Chief Operating Officer in 2005. Prior to joining the Bank, Mr. Branch served as a Regional Executive for Crescent State Bank in Cary, North Carolina from 2001 to 2003 and as Triangle Market Executive for RBC Centura Bank in Raleigh, North Carolina from 2000 to 2001. Prior to that, Mr. Branch was employed for 12 years with Triangle Bank in Raleigh, North Carolina in various capacities, lastly as Executive Vice President.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005                        First South Bancorp, Inc.
                                               -------------------------
                                                    (Registrant)


                                               By: /s/ William L. Wall
                                                   ------------------------
                                               William L. Wall
                                               Executive Vice President
                                               Chief Financial Officer and
                                               Secretary

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